UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 28, 2006
THE CLOROX COMPANY
(Exact name of registrant as specified in its charter)
Delaware
(State or other
jurisdiction of
incorporation or
organization)

1-07151	31-0595760
(Commission File	(I.R.S. Employer
Number)	Identification No.)
1221 Broadway, Oakland, California 94612-1888
(Address of principal executive offices) (Zip code)
(510) 271-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)
☐ Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On April 28, 2006, the Management Development and Compensation Committee of The Clorox Company (the “Company”) adopted an Interim Executive Officer Deferred Compensation Plan (the “Plan”). Participation in the Plan is limited to individuals serving as interim chairman, interim chief executive officer or interim president of the Company. The Plan permits a participant to elect to defer the receipt of all or a portion of the compensation otherwise payable to him or her by the Company on a pre-tax basis and to allocate the deferrals to cash or deferred stock units, as set forth in the Plan. The Company’s interim chairman and interim chief executive officer, Robert W. Matschullat, has elected to participate in the Plan.
     The foregoing summary is qualified in its entirety by the full text of the Plan, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	The Clorox Company Interim Executive Officer Deferred Compensation Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CLOROX COMPANY
Date: May 4, 2006	By:	/S/ LAURA STEIN
Laura Stein
Senior Vice President – General Counsel & Secretary

THE CLOROX COMPANY
FORM 8-K
INDEX TO EXHIBITS

Exhibit	Description
10.1	The Clorox Company Interim Executive Officer Deferred Compensation Plan